EXHIBIT 11

                            SYNOVUS FINANCIAL CORP.

                           COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                     (In thousands, except per share data)
                                  (Unaudited)


                                     Three Months Ended June 30, 2001             Three Months Ended June 30, 2000
---------------------------------------------------------------------------------------------------------------------
                                    Net         Average      Net Income          Net         Average      Net Income
                                   Income        Shares      per Share          Income        Shares      Per Share
---------------------------------------------------------------------------------------------------------------------
EPS - Basic                    $   75,615       290,315     $    0.26       $   61,752       283,457      $   0.22

Effect of dilutive options                        5,903                                        3,148
                               ------------------------                       ----------------------

EPS - Diluted                  $   75,615       296,218     $    0.26       $   61,752       286,605      $   0.22
=====================================================================================================================


                                     Six Months Ended June 30, 2001               Six Months Ended June 30, 2000
---------------------------------------------------------------------------------------------------------------------
                                    Net         Average      Net Income          Net         Average      Net Income
                                   Income        Shares      Per Share          Income        Shares      Per Share
---------------------------------------------------------------------------------------------------------------------
EPS - Basic                    $  147,500       289,018     $    0.51       $  123,144       282,810      $   0.44

Effect of dilutive options                        5,723                                        2,966
                               ------------------------                       -----------------------

EPS - Diluted                  $  147,500       294,741     $    0.50       $  123,144       285,776      $   0.43
=====================================================================================================================